POWER OF ATTORNEY

	Know all by these presents, that the Undersigned hereby constitutes and appoints Credit Suisse First Boston LLC ("CSFB"), acting through any of the following registered representatives ("Advisors") in the private client services business unit ("PCS") of CSFB, each who are located in the PCS Los Angeles branch office (the "Branch"): Vince Bartolotta, Bradley Haas, Paul Checketts, Steven Westerman, Caroline Steiger, or Jeff Kiley, with respect to the shares relating to the Company defined below (the "Shares") and held in the name of Blaise Barrelet (the "Undersigned). Jeff Kiley, as the Branch Manager, shall be authorized to appoint any other Advisor to act in the absence of availability of the Advisors designated herein. Each Advisor or the Branch Manager, signing singly, may act as the Undersigned's true and lawful attorney-in-fact to:


(1)	File and execute for and on behalf of the Undersigned jointly with his spouse who is a joint beneficial owner of the Shares, in the Undersigned's capacity as an officer and/or director of WebSideStory, Inc. (the "Company"), Form 4, and any amendments thereto as promulgated under
Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder, in connection with the administration of the Undersigned's Selling Plan under Rule 10b5-1 of the Act (the "Selling Plan");

(2)	Make such filings: (i) by the second business day
following the date on which the reportable transaction occurred; provided that the relevant transaction was effected through the Undersigned's PCS account at CSFB or by CSFB, the Advisors, or the Branch Manager in accordance with the Selling Plan; (ii) file such form electronically,
(iii) by attaching this Power of Attorney to such report in accordance with the applicable rules under the Act; and (iii) on a joint basis, on behalf of the Undersigned and his spouse (whose authorization to make these filings is indicated by her acknowledgment and confirmation of all of the powers and authorizations granted to CSFB, the Advisors, and the Branch Manager under this Power of Attorney).

(3)	Take any other action of
any type whatsoever in connection with the foregoing which, in the opinion of CSFB, the Advisors, or the Branch Manager, acting singly, may be of benefit to, in the best interest of, or legally required by, the Undersigned, it being understood that the documents executed by CSFB, the Advisors, or the Branch Manager on behalf of the Undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any one of them may approve in his or her sole discretion.

(4)	Notwithstanding anything in this Power of Attorney to
the contrary, this Power of Attorney does not constitute legal advice, and none of CSFB, the Advisors, or the Branch Manager have provided or will provide legal advice to the Undersigned or his spouse in connection with the Undersigned and his spouse's compliance with the filing requirements under Section 16 of the Exchange Act; such compliance rests solely with the Undersigned and his spouse directly; and neither CSFB, the Advisors, the Branch Manager, or any of their affiliates, agents, or associated persons, have provided legal advice to the Undersigned or his spouse with respect to such filings, and none of them shall be liable to the Undersigned, his spouse, or the issuer or any other shareholder of shares of the Company, for determining the appropriateness or timeliness of filing a Form 4 in accordance with this Power of Attorney, and they shall not be liable for any actions taken or not taken pursuant to Section 16 of the Exchange Act on behalf of the Undersigned or his spouse.

(5)	In granting this power
of attorney, the Undersigned and his spouse confirm that they have reviewed the Section 16 filing requirements with their legal counsel, and that the authority granted to CSFB, the Advisors, and the Branch Manager herein is consistent with such legal advice.

(6)	The Undersigned hereby grants
to CSFB and each of the Advisors and the Branch Manager, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Undersigned, are not assuming, nor is Credit Suisse First Boston LLC assuming, any of the Undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


(7)	This Power of Attorney shall remain in full force and effect until the Undersigned is no longer required to file Form 4 with respect to the Undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Undersigned in a signed writing delivered to the foregoing attorneys-in-fact; provided that CSFB, each of the Advisors and the Branch Manager shall be entitled to rely on client's determination that client is no longer required to file Form 4.

	IN
WITNESS WHEREOF, the Undersigned has caused this Power of Attorney to be executed as of this 6 day of May 2005.

Signature:	   	 /s/ Blaise
Barrelet
Print Name:	 	Blaise Barrelet


Spouse's Signature:	/s/
Agnes Barrelet
Print Name:		Agnes Barrelet